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Exhibit 23(a)

Consent of Independent Registered Public Accounting Firm

The Board of Directors of Aquila, Inc.:

        We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 9, 2004, with respect to the consolidated balance sheets of Aquila, Inc. as of December 31, 2003 and 2002, and the related consolidated statements of income, common stockholders' equity, comprehensive income, and cash flows for each of the three years ended December 31, 2003, and all related financial statement schedules, which report appears in the December 31, 2003 Annual Report on Form 10-K of Aquila, Inc. and to the reference to our firm under the heading "Experts" in this Registration Statement on Form S-3.

        Our report refers to the change in the company's method of accounting for asset retirement obligations.

/s/ KPMG LLP

Kansas City, Missouri
July 15, 2004

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  Exhibit 23(a)
Consent of Independent Registered Public Accounting Firm